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                                                                   EXHIBIT 99.2


                                                JAG Media Holdings, Inc.
                                           6865 S.W. 18th Street, Suite B13
[JAG MEDIA LOGO]                                   Boca Raton, FL 33433
                                      Tel: (561) 393-0605 o Fax: (561) 892-0821

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May 24, 2004


To: Registered Shareholders of JAG Media Holdings, Inc. Class A Common Stock, Series 1 Class B Common Stock, Series 2 Class B Common Stock and Series 3 Class B Common Stock


As you may already be aware, effective May 1, 2004, JAG Media Holdings, Inc. (OTCBB: JGMHA) appointed Transfer Online, Inc. as the company's new transfer agent. We made this change to provide added value to our shareholders and the Company by making account administration and communication between the Company and its shareholders more efficient. If you have access to the Internet, you now have the ability to view your account details, see a list of your share holdings, vote your proxy, download forms, monitor the status of your share transfers, and you also have the ability to communicate with other shareholders and management. If you do not have access to the Internet or if you prefer to talk to someone personally, you may call Transfer Online directly at
503.227.2950. Transfer Online's full contact information is set forth below:

                            Transfer Online, Inc.
                            317 S.W. Alder Street, 2nd Floor
                            Portland, OR 97204
                            Tel: 503.227.2950
                            Fax: 503.227.6874
                            E-Mail: info@transferonline.com

If you have online access, please go to http://www.transferonline.com, click the "Join" button at the top of the page and Transfer Online will "walk" you through the sign-up process. JAG Media urges all shareholders to establish their Transfer Online account as soon as possible and avail themselves fully to the account services offered through the Transfer Online website.

We trust you will find these changes a great improvement in the services we provide you, our valued shareholder. Thanks for supporting JAG Media.


Very truly yours,
JAG MEDIA HOLDINGS, INC.